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                                                                    EXHIBIT 10.8


                           BJ'S WHOLESALE CLUB, INC.

                           EXECUTIVE RETIREMENT PLAN
                                _______________

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                           BJ'S WHOLESALE CLUB, INC.

                           EXECUTIVE RETIREMENT PLAN
                                _______________

                               TABLE OF CONTENTS

ARTICLE                                                                  PAGE
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ARTICLE 1.  DEFINITIONS....................................................1

ARTICLE 2.  BENEFITS UNDER THIS PLAN.......................................3

ARTICLE 3.  FUNDING........................................................4

ARTICLE 4.  EFFECT ON EMPLOYMENT RIGHTS....................................4

ARTICLE 5.  ADMINISTRATION.................................................4

ARTICLE 6.  AMENDMENT OR TERMINATION OF PLAN...............................5

ARTICLE 7.  NON-ASSIGNMENT.................................................5

ARTICLE 8.  CONSTRUCTION...................................................5

ARTICLE 9.  RELEVANT LAW...................................................6
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                           BJ'S WHOLESALE CLUB, INC.

                           EXECUTIVE RETIREMENT PLAN
                                _______________


     BJ's Wholesale Club, Inc. (the "Company") hereby establishes the BJ's Wholesale Club, Inc. Executive Retirement Plan, effective as of July 27, 1997 (the "Plan").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Waban Inc. maintained the Waban Inc. Executive Retirement Plan effective as of January 30, 1994;

     WHEREAS, certain persons, who had been in high-level management positions at Waban Inc. and were Participants in the Waban Inc. Executive Retirement Plan, are employed by the Company, a "spin-off" entity of Waban Inc.

     WHEREAS, the Company desires to maintain the Plan which is a clone of the Waban Inc. Executive Retirement Plan on behalf of the aforementioned employees and certain new employees in high-level management positions, as such employees are key to the profitability and long-term success of the Company;

     WHEREAS, in recognition of the Participants' services to the Company, the Company desires to provide the Participants with certain retirement benefits;

     NOW THEREFORE, the Company hereby adopts the Plan, as hereinafter set forth, effective as of July 27, 1997.

                                  * * * * * *

     ARTICLE 1.  DEFINITIONS.  The following terms as used in this Plan
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shall have the following meanings:

     1.1 "Code" shall mean the Internal Revenue Code of 1986, as the same presently exists and as the same may hereafter be amended, or any successor statute of similar purpose.

     1.2 "Committee" shall mean the Executive Compensation Committee of the Board of Directors of BJ's Wholesale Club, Inc.

     1.3 "Company" shall mean BJ's Wholesale Club, Inc. and any wholly-owned subsidiaries.

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     1.4  "Compensation" shall mean, for any Plan Year, a Participant's actual base salary earned during the Plan Year (before taking into account any reduction in base salary pursuant to a salary reduction agreement under Section 401(k) or Section 125 of the Code). Any base salary that is deferred under a non-qualified deferred compensation plan shall be included as "Compensation" for the Plan Year in which the salary is earned but not included for the Plan Year in which such deferred compensation is paid.

     1.5  "Effective Date" shall mean July 27, 1997.

     1.6 "Plan" shall mean the BJ's Wholesale Club, Inc. Executive Retirement Plan, as herein set forth, including any and all amendments hereto and restatements hereof.

     1.7  "Plan Year" shall mean the Company's fiscal year.

     1.8 "Participant" shall mean an employee of the Company selected by the Committee to be a Participant in the Plan; provided, however, that the Committee
                                           --------  -------  ----
shall in no event designate as a Participant hereunder any employee who is not a highly compensated employee or a member of the Company's select group of management-level employees. The list of Participants is attached as "Schedule A" hereto, which list shall be periodically updated. The Committee, in its sole and absolute discretion, may designate new Participants and remove persons as Participants hereunder, provided that the Committee may not take any action so
                        -------- ----
as to reduce a former Participant's funded benefit hereunder. Notwithstanding the foregoing, all Company employees as of the Effective Date who immediately prior to the Effective Date were Waban Inc. employees who participated in the Waban Inc. Executive Retirement Plan shall (i) be Participants in the Plan, and
(ii) all Years of Service, Annual Retirement Contributions, accrued benefits and other benefits, rights and features of or attributable to such employees under the Waban Inc. Executive Retirement Plan shall continue in full force and effect and carry over into this Plan.

     1.9 "Annual Retirement Contribution" shall mean that amount the Company contributes on behalf of each Participant pursuant to Article 2 hereof.

     1.10 "Years of Service" shall mean each 52 or 53 week period of uninterrupted service with the Company, including Waban Inc., and their subsidiaries, ending on the last Saturday in January. A non-compensated leave of absence shall be excluded from Years of Service.

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     ARTICLE 2.  BENEFITS UNDER THIS PLAN
                 ------------------------

     2.1  Annual Retirement Contribution.  The Committee shall determine, in its
          ------------------------------
sole discretion, at any time within two (2) months prior to the end of the Plan Year but no later than two and one-half (2-1/2) months following the close of the Plan Year, the amount of the Annual Retirement Contribution the Company will make on behalf of each Participant, which amount shall be distributed or deemed distributed (as the case may be) as soon as practicable after the Committee's determination.

     A Participant hereunder shall be entitled to an Annual Retirement Contribution in a Plan Year only if the Participant was actively employed by the Company on the last day of such Plan Year, unless the Participant's termination
                                           ------
of employment during the Plan Year occurred due to either the Participant's (i) retirement on or after the attainment of age fifty-five (55), or (ii) disability (as defined under the Company's long-term disability plan).

     2.2  Amount of Annual Retirement Contribution.  The Committee shall have
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sole and absolute discretion to determine the amount of the Annual Retirement
Contribution; provided that the smallest Annual Retirement Contribution the
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Committee may determine on behalf of each Participant shall be that amount sufficient to provide the Participant with a benefit equal to three percent (3%) of the Participant's Compensation on an "after-tax" basis, taking into account the Participant's appropriate marginal tax bracket. The "after-tax" value of the Annual Retirement Contribution is hereinafter referred to as the "After-Tax Benefit".

     2.3  Investment of After-Tax Benefit.  As a condition of being a
          -------------------------------
Participant hereunder, each Participant agrees, understands and accepts that the After-Tax Benefit will be used to fund an appropriate vehicle to provide retirement income and benefit to the Participant (such as an insurance policy), which such vehicle shall be chosen by the Committee. If the Committee chooses an insurance program as said appropriate vehicle, then in the Committee's sole discretion either: (i) the Participant shall apply the After-Tax Benefit to purchase and maintain an individual policy (with the Participant as the owner thereof), or (ii) the Committee shall, on behalf of the Participant, apply the After-Tax Benefit to purchase and maintain an individual account (with the Participant as the owner thereof) under a group policy.

     The Committee reserves the right not to make Annual Retirement Contributions on behalf of a Participant if it becomes aware or determines that prior Annual Retirement Contributions are not being applied in accordance with the terms and intent of this paragraph 2.3.

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     ARTICLE 3.  FUNDING
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     3.1  Four Year Rule.  Notwithstanding anything to the contrary herein
          --------------
contained or implied, including Section 2.1 hereof, the Company will make payment in respect of a Participant's Annual Retirement Contribution for a Plan Year only if the Participant has been credited with at least four (4) Years of Service by, and is employed by the Company at, the end of such Plan Year.

     3.2  Treatment of Participants With Less Than Four Years of Service.  If a
          --------------------------------------------------------------
Participant hereunder is credited with less than four (4) Years of Service by the end of the applicable Plan Year, the Participant will accrue the right to an Annual Retirement Contribution for that Plan Year, based on (i) the Annual Retirement Contribution approved by the Committee for that Plan Year, and (ii) the Participant's Compensation for that Plan Year.

     In the Plan Year in which the Participant is first credited with four (4) Years of Service, the Company will, in the time-frame determined in accordance with Section 2.1 hereof, make an aggregate retirement contribution on behalf of the Participant equal to: (i) the amount of the Annual Retirement Contribution for such Plan Year, plus (ii) the Annual Retirement Contribution amounts the Participant had accrued in the prior three (3) Plan Years, as determined pursuant to the first sentence of this Section 3.2. The aggregate retirement contribution shall be treated as provided in Section 2.3 hereof.

     3.3  Forfeitures.  If a Participant hereunder terminates employment with
          -----------
the Company prior to being credited with four (4) Years of Service, the Participant shall forfeit the right to any benefit accrued hereunder.

     3.4  Modification.  By virtue of participating in this Plan, each
          ------------
Participant authorizes the Company to adjust the amounts of insurance for whatever reason, such as to account for changes in salary, modifications in benefit formula, etc.

     ARTICLE 4.  EFFECT ON EMPLOYMENT RIGHTS.  This Plan shall not constitute an
                 ---------------------------
employment contract and nothing contained in this Plan shall confer upon the Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of this Plan.


     ARTICLE 5.  ADMINISTRATION.
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     5.1  Plan Administration.  The authority to control and manage the
          -------------------
operation and administration of the Plan shall be placed in the Committee. The Committee shall

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have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof.

     Subject to the limitations of this Plan, the Committee from time to time may establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

     The members of the Committee may authorize one or more of their number or any officer of the Company to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

     The Committee may employ counsel and other agents and may procure such clerical, accounting, actuarial, consulting and other services as it may require in carrying out the provisions of the Plan.

     5.2  Indemnification.  The Company shall indemnify and save harmless each
          ---------------
member of the Committee against all expenses and liabilities arising out of membership on such Committee, excepting only expenses and liabilities arising from such member's own gross negligence or willful misconduct, as determined by the Board of Directors or outside counsel designated by the Board of Directors.


     ARTICLE 6.  AMENDMENT OR TERMINATION OF PLAN.  The Plan may be amended,
                 --------------------------------
suspended or terminated in whole or in part at any time and from time to time by the Committee. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under this Plan that have been funded prior to the date of such amendment, suspension or termination.


     ARTICLE 7.  NONASSIGNMENT.  The right to benefits hereunder shall not be
                 -------------
assignable, and the Participant shall not be entitled to have such payments commuted or made otherwise than in accordance with the provisions of the Plan.


     ARTICLE 8.  CONSTRUCTION.
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     8.1  Heading and Captions.  The headings and captions herein are provided
          --------------------
for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

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     8.2  Singular Includes Plural.  Except where otherwise clearly indicated by
          ------------------------
context, the singular shall include the plural, and vice-versa.


     ARTICLE 9.  RELEVANT LAW.  This Plan shall be construed and enforced in
                 ------------
accordance with the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by federal law.



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